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                                                                    Exhibit 23.1



                              ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports, included or incorporated by reference in this Form 10-K, into the Company's previously filed registration statements on Form S-8, Registration No. 33-75254; Form S-8, Registration No. 33-75252; Form S-8, Registration No. 33-92656; Form S-8, Registration No. 333-01978; Form S-8, Registration No. 333-34839; and Form S-8, Registration No. 333-34837, relating to the Company's 1992 Employee Stock Option Plan, 1992 Director Stock Option Plan, First Amendment to the Employee Plan, Second Amendment to the Employee Plan, Third Amendment to the Employee Plan and First Amendment to the Director Plan, and Form S-3, Registration No. 333-48421, and Form S-4, Registration No. 333-52937. It should be noted that we have not audited any financial statements of the Company subsequent to March 31, 1998, or performed any audit procedures subsequent to the date of our report.

                                             /s/ ARTHUR ANDERSEN LLP
                                             -----------------------
                                             Arthur Andersen LLP


Pittsburgh, Pennsylvania
 June 29, 1998